UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 27, 2017

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, the Boards of Directors of Central Pacific Financial Corp. (the “Company”) and its bank subsidiary Central Pacific Bank (the “Bank”) appointed Mr. Paul Yonamine to their respective Boards of Directors effective immediately, increasing the size of their respective Boards to eleven (11) directors.

Mr. Yonamine, age 59, is an executive advisor and board member of IBM Japan, Ltd.  Mr. Yonamine was Country General Manager and President of IBM Japan, Ltd. from April 2010 through March 31, 2017.

In connection with his appointment, Mr. Yonamine will be eligible to participate in the Company’s 2013 Stock Compensation Plan, as well as the Directors’ Deferred Compensation Plan.  In addition, Mr. Yonamine will receive annual cash compensation, in accordance with the Company’s policies for nonemployee directors who are not chairs of any particular Company or Bank board committee, of $90,000 (pro rated for 2017).

The Bank may in the future have ordinary course loan and deposit relationships with Mr. Yonamine and companies with which he and their related parties have a respective interest, which will be in the ordinary course of the Bank’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and deposits with persons unrelated to the Bank, and will not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: June 27, 2017	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary